Exhibit (s)

Consents of Independent Registered Public Accounting Firm

KPMG LLP

One Financial Plaza

755 Main Street

Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-168710) on Form N-4 of our report dated April 26, 2023, with respect to the statutory financial statements of Delaware Life Insurance Company, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, CT

April 26, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

KPMG LLP

Two Financial Center

60 South Street

Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-168710) on Form N-4 of our report dated April 26, 2023, with respect to the financial statements for each of the sub-accounts of the Delaware Life Variable Account F, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 26, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.